UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 19, 2009, Jolene L. Varney, Senior Vice President, Corporate Finance and the company's principal accounting officer, having completed certain demerger related activities, has advised that she will be leaving the company.

Angela A. Stephens will be the company's new principal accounting officer, effective immediately. Ms. Stephens, age 48, joined Dr Pepper Snapple Group as Senior Vice President and Controller in July 2008. Prior to that she held various accounting and finance positions with ClubCorp, Inc., including Executive Vice President, Finance from January 2007 to May 2008 and Controller from December 2000 to January 2007. Ms. Stephens will report directly to John O. Stewart, Chief Financial Officer. Ms. Stephens has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

February 23, 2009	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President